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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AEP Industries, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 33-58747 and 33-58743) on Form S-8 and (No. 333-79947) on Form S-3 of AEP Industries, Inc. and subsidiaries of our report dated January 13, 2003, with respect to the consolidated balance sheet of AEP Industries, Inc. and subsidiaries as of October 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended October 31, 2002, and the related financial statement schedule, which report appears in the October 31, 2002, annual report on Form 10-K of AEP Industries, Inc. and subsidiaries.

        Our report with respect to the 2002 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as of November 1, 2001 and revision to the 2001 and 2000 consolidated financial statements to include transitional disclosures.

/s/ KPMG LLP

Short Hills, New Jersey
January 29, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT